Exhibit 5.1

May 5, 2020

Vislink Technologies, Inc.

101 Bilby Rd., Suite 15, Bldg. 2

Hackettstown, NJ 07840

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3, as amended from time to time (the “Registration Statement”), filed by Vislink Technologies, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 5, 2020, which Registration Statement including (i) the base prospectus contained therein (the “Prospectus”) relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an initial aggregate offering price of up to $100,000,000: (A) shares (the “Common Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (B) shares (the “Preferred Shares” and together with the Common Shares, the “Shares”) of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”) in one or more series; (C) warrants to purchase shares of Common Stock and/or shares of Preferred Stock (the “Warrants”) issued pursuant to one or more warrant agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (as defined below) (each, a “Warrant Agreement”); and (D) units comprising shares of Common Stock, shares of Preferred Stock and/or Warrants (the “Units” and together with the Shares and the Warrants, the “Securities”) issued pursuant to one or more unit agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (each, a “Unit Agreement”), and (ii) the sales agreement prospectus contained therein (the “ATM Prospectus”) relating to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $9,800,000 (the “ATM Shares”) pursuant to the sales agreement, dated May 5, 2020 (the “Sales Agreement”), by and between the Company and A.G.P./Alliance Global Partners. The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

We are acting as special counsel for the Company in connection with the Registration Statement, the Prospectus and the ATM Prospectus. In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), (ii) the Company’s amended and restated by-laws (the “Bylaws”), (iii) the Registration Statement, the Prospectus and the ATM Prospectus, including all exhibits filed therewith, and (iv) the Sales Agreement and all exhibits thereto, and have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or other Securities convertible into, or exercisable for, Common Stock) is in an amount that is not less than the par value of the Common Stock. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement. We have also assumed that with respect to any Securities being issued upon conversion of any other Securities or upon exercise of any Warrants, the applicable convertible Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With respect to our opinion as to the Units, we have assumed that, at the time of issuance and sale, there are a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the sale of the Units is in an amount that is not less than the par value of such underlying Securities.

With respect to the opinion as to the Sales Agreement, we have assumed that (i) the obligations of each party set forth in the Sales Agreement are its valid and binding obligations, enforceable in accordance with their terms; (ii) no ATM Shares have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (iii) after any issuance of the ATM Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Certificate of Incorporation.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Warrants to be issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the applicable warrant agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable warrant agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3. With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Units have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of Units and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable agreement(s) and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. With respect to the ATM Shares offered under the ATM Prospectus and pursuant to the Sales Agreement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus, ATM Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the ATM Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the ATM Shares do not violate any applicable law, are in conformity with the Certificate of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the ATM Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then ATM Shares, when issued and sold as contemplated in the Registration Statement, the ATM Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus and the ATM Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP